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                                                                    EXHIBIT 5(b)

                  AMENDMENT TO INVESTMENT ADVISORY AGREEMENT

        This amendment, dated February 7, 1997, amends the Investment Advisory Agreement, dated December 16, 1994 (Agreement), by and between USAA Investment Management Company (Adviser) and USAA Life Investment Trust (Trust) (collectively, the Parties).

                                   RECITALS

        WHEREAS, the Adviser, pursuant to the Agreement, currently serves as the investment adviser to the five initial series of the Trust, namely the USAA Life Variable Annuity Money Market Fund, USAA Life Variable Annuity Income Fund, USAA Life Variable Annuity Growth and Income Fund, USAA Life Variable Annuity World Growth Fund, and USAA Life Variable Annuity Diversified Assets Fund (collectively, the Initial Funds); and

        WHEREAS, the Adviser proposes to serve as the investment adviser to the two new series of the Trust, namely, the USAA Life Variable Annuity Aggressive Growth Fund (VA Aggressive Growth Fund) and USAA Life Variable Annuity International Fund (VA International Fund) (each, a New Fund), pursuant to the Agreement, as amended hereby to include each New Fund (Amendment); and

        WHEREAS, the Parties intend this Amendment to serve as the writing contemplated by Section 1(b) of the Agreement, pursuant to which the scope of the Agreement may be extended to include each New Fund, in the manner described herein;

        WHEREAS, the Board of Trustees, including a majority of disinterested Trustees, has approved this Amendment;

        NOW, THEREFORE, the Parties hereto agree as follows:

        1. The term Fund as defined and used throughout the Agreement shall include each New Fund, except as provided below.

        2. References to Fund in the first paragraph of Paragraph 4 of the Agreement describing the advisory fees payable to the Adviser shall be changed to Initial Fund.

        3. The first paragraph of Paragraph 4 of the Agreement shall be revised to add the following after the last sentence:

             For the services and facilities that the Adviser provides to the USAA Life Variable Annuity Aggressive Growth Fund (VA Aggressive Growth Fund) and the USAA Life Variable Annuity International Fund (VA International Fund) in accordance with Paragraph 2 above, each such Fund shall pay to the Adviser a monthly fee equal to an annual percentage of their respective Monthly Average Net Assets (as defined in the Agreement) for such calendar month. The annual percentages for

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             the VA Aggressive Growth Fund and VA International Fund shall be
             0.50% and 0.65%, respectively. Such fees shall be payable as soon as practical after the last day of each calendar month.

        4. Notwithstanding Paragraph 8(a) of the Agreement, the Agreement shall apply to each New Fund for an initial period commencing May 1, 1997 and ending January 3, 1998, and shall continue in full force and effect thereafter with respect to each New Fund in accordance with the terms of Section 8 of the Agreement.

        5. Except as otherwise provided herein, the terms of the Agreement shall apply or continue to apply, as the case may be, with full force and effect to each Initial Fund and each New Fund.

        IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed as of the date first set forth above.

                                        USAA LIFE INVESTMENT
                                         TRUST


                                        BY: /s/ EDWIN L. ROSANE
                                           --------------------------
                                                EDWIN L. ROSANE
                                                President

ATTEST:

/s/ R.T. HALINSKI, JR.
-------------------------
    R.T. HALINSKI, JR.
    Secretary


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                                        USAA INVESTMENT
                                        MANAGEMENT COMPANY



                                        BY: /s/ JOHN W. SAUNDERS, JR.
                                           ---------------------------
                                                JOHN W. SAUNDERS, Jr.
                                                Senior Vice President


ATTEST:


/s/ ALEX M. CICCONE, JR.
-------------------------
    ALEX M. CICCONE, Jr.
    Assistant Secretary






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